Exhibit 99.1

Off The Hook Yachts Reports Third Quarter Financial and Operating Results

Third Quarter Revenues of $24.0 million

Record Nine Month Revenues of $82.6 million, up 19.3% YOY

Third Quarter Number of Boats totaled 112 units, up 51% YOY

Issues 2026 Full Year Revenue Guidance

Wilmington, NC (GLOBE NEWSWIRE — December 15, 2025) — Off The Hook YS Inc. (NYSE: “OTH”, or “Off the Hook Yachts”), one of America’s largest buyer and seller of pre-owned boats, today announced financial results for the third quarter ended September 30, 2025. The Company will host a live conference call today Monday, December 15, 2005, at 4:30 P.M. EST.

“I’d like to acknowledge my team in the outstanding performance this quarter, even as we executed on our initial public offering on November 14, 2025 where we raised $15 million.  I’m also proud of our recent successful launch of Autograph Yacht Group, located in Jupiter, Florida, and our 45 brokers, positioned throughout the United States.  By leveraging its nationwide broker network, advanced CRM technology, and synergistic portfolio of entities, OTH delivers exceptional value to clients. As we continue to focus on the pre-owned boat market, we believe that we can quickly capitalize on boating trends whether pre-owned boat prices go up or down,” said Brian John, Chief Executive Officer of OTH.

2025 Third Quarter Highlights

●	Completed our IPO on November 14, 2025
●	Revenue was $24.0 million, compared to $25.8 million in 2024
●	Third quarter number of boats sold grew 51.1% to 112
●	Second highest quarterly boat sales in the Company’s history, following a record 117 units in the seasonally strong second quarter
●	Net loss of $0.07 million with adjusted EBITDA of $0.5 million
●	Gross profit of $3.0 million compared to $2.9 million in 2024
●	Opened our premier yacht broker division, Autograph Yacht Group in South Florida
●	Added ten new brokers to our growing team of brokers

2025 Nine Month Highlights

●	Record revenue of $82.6 million, an increase of 19.3%
●	Record number of boats sold, grew 24.4% to 310
●	Net income of $0.8 million
●	Adjusted EBITDA was $2.6 million, compared to $3.1 million in 2024
●	Gross profit of $8.4 million for the nine months ended September 30, 2025, compared to $6.9 million for the nine months ended September 30, 2024., an increase of $1.5 million

2026 Full Year Guidance

For 2026 the Company expects that annual revenue will be between $140 million and $145 million.

Third Quarter Financial Discussion

Third quarter revenues of $24.0 million decreased 7.2%, compared to third quarter revenues in 2024, a portion of the revenue decrease is attributed to several larger pre-owned boat sales closing in the first few days in Q4. We sold 51.1% more boats in the third quarter of 2025 selling 112 in the third quarter of 2025 versus 74 boats in the same period of 2024. We believe sales can continue to grow at a higher rate going forward due to an increased broker pool and a larger amount of capital to grow our floor plan and increase the number of boats we can transact.

Revenue from boat sales decreased by $1.8 million, or (7.18)%, to $23.4 million. Despite a slight decrease in boat revenues which was primarily attributed to time of sale completion of a few large boats, we are still seeing strong demand and expect this to be reflected in our 4th-quarter revenues. Revenue from arranging financing products, including financing, insurance and extended warranty contracts, to customers through various third-party financial institutions and insurance companies, was $0.6 million as compared to $0.7 million in 2024. The Company plans to increase the attachment rate of Azure with our boat sales and thereby growing the business internally.

Gross profit was $3.0 million compared to $2.9 million in 2024. Our gross profit as a percentage of sales increased slightly. Our boat sales gross profit increased $0.2 million as a result of our purchasing team’s skillful buying decisions for our pre-owned boat inventory. Finance related gross profit decreased $0.1 million.

Operating expenses were $2.7 million compared to $1.6 million in 2024. SG&A increased primarily because we added go-to-market capacity and public-company capabilities designed to support significantly higher revenue over the next several years.

Floor plan interest expense was $0.4 million compared to $0.3 million for 2024. Adjusted EBITDA was $0.5 million in the third quarter of 2025, versus $1.4 million in the same period in 2024.

GAAP diluted earnings per share for the third quarter in 2025 was ($0.003), compared to $0.048 in the same period in 2024.

Nine Month Financial Discussion

Revenue was $82.6 million as compared to $69.2 million in 2024, an increase of 19.3%. The revenue increase is primarily due to an increase in new and pre-owned boat sales. Revenue from boat sales increased 20.39%, to $80.7 million compared to $67.1 in 2024. The revenue increase is primarily attributed to our increased utilization of our floor plan financing facility. Revenue from arranging financing products, including financing, insurance and extended warranty contracts, to customers through various third-party financial institutions and insurance companies was $1.9 million as compared to $2.2 million for 2024.

Gross profit was $8.4 million as compared to $6.9 million in 2024, an increase of 20.8%. This increase was primarily driven by our increase in overall sales revenue, specifically our pre-owned boat segment. Our gross profit as a percentage of sales increased slightly. Boat sale gross profit was $7.3 million as compared to $5.6 million in 2024, an increase of 29.3%. Finance related gross profit was $1.1 million as compared to $1.3 million in 2024.

Operating expenses were $6.1 million as compared to $4.3 million in 2024. This increase includes one-time expenses such as IPO costs, and all fees associated for launching Autograph Yacht Group. This growth is broadly in line with our plan, and we expect SG&A as a percentage of revenue to decline over time as we realize operating leverage.

Floor plan interest expense was $1.4 million as compared to $0.7 million in 2024. Floor plan interest expense is increasing as we sell more boats and hold more inventory in order to give brokers and customers a wider selection of used boats.

Conference Call and Webcast

The Company will host an earnings conference call on December 15, 2025, at 4:30 P.M. Eastern time. All interested parties can join the call. To participate in the call, please dial (800) 715-9871 (domestic), or (646) 307-1963 (international). The conference passcode is 5863262. This call is being webcast and can be accessed using the conference passcode 5863262, on the Investor Relations section of the company’s website at https://investor.offthehookyachts.com/. The online replay will be available for a limited time beginning immediately following the call.

About Off The Hook YS Inc.

Founded in 2012, Off The Hook YS Inc. has become one of America’s largest buyers and sellers of pre-owned boats. Headquartered in Wilmington, North Carolina, with operations throughout the East Coast and South Florida, the Company acquires more than $100 million in boats and yachts annually. Off The Hook Yachts leverages AI-assisted valuation tools and a data-driven sales platform to bring speed and transparency to yacht transactions, supported by a nationwide network of offices and marinas offering brokerage, wholesale, and performance yacht sales. Customers can buy boats from our many boat brokers including Autograph Yacht Group, our premier yacht brokerage offering expert service, exclusive listings, and a refined approach to buying and selling yachts. They can finance them with our Azure Funding Division, our recreational loan broker and lender providing financing solutions for individuals, dealerships, and brokerages. Off the Hook Yacht Services provides high-quality maintenance, repair, and support services yacht servicing. Marine Asset Recovery provides asset recovery and repossession services. In addition to our company digital property, Boatsandbuyers.com and Webuyboats.com provide boat auction and lead generation services. To purchase a boat, explore our inventory or visit the Autograph Yacht Group website.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Off The Hook YS Inc.’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the public offering filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and Off The Hook YS Inc. undertakes no duty to update such information except as required under applicable law.

Contacts:

Off The Hook YS, Inc.:

Chad Corbin

Chief Financial Officer

Ccorbin@offthehookys.com

Investor Contact:

John Evans, Riverside Capital

(415) 309-0230

IR@offthehookys.com

Appendix

OFF THE HOOK YS, INC.

Condensed Consolidated Balance Sheets

($ in thousands, except share and per share data)

	September 30, 2025	December 31, 2024
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,267,564	$2,927,126
Accounts receivable, net	244,400	104,317
Inventory	24,015,983	22,593,422
Prepaid expense	2,281,347	2,388,782
Private label receivable	-	4,942
Other current assets	368,117	840,401
TOTAL CURRENT ASSETS	29,177,411	28,858,990

NON-CURRENT ASSETS
Property, plant and equipment, net	498,156	461,709
Other receivable	43,366	42,192
Private label receivable	-	185,550
Due from related party	-	11,313
Right-of-use assets	1,868,839	1,505,986
Goodwill	570,000	570,000
Intangible assets, net	456,111	-
TOTAL NON-CURRENT ASSETS	3,436,472	2,776,750

TOTAL ASSETS	$32,613,883	$31,635,740

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$627,237	$962,725
Accrued liabilities	519,204	507,284
Lease liabilities, current	491,945	382,731
Line of credit	2,842,682	2,833,400
Current portion of long-term debt	219,321	137,468
Due to related party	1,322,015	1,422,540
Customer deposit	1,690,533	2,350,219
Floor plan notes payable	23,478,756	20,595,517
Other current liabilities	213,631	110,547
Contingent liabilities	350,000	-
TOTAL CURRENT LIABILITIES	31,755,324	29,302,431

LONG-TERM LIABILITIES
Long-term debt, noncurrent	67,924	229,295
Lease liabilities, noncurrent	1,401,170	1,136,624
TOTAL LONG-TERM LIABILITIES	1,469,094	1,365,919

TOTAL LIABILITIES	33,224,418	30,668,350

MEMBERS’ DEFICIT
Common stock, with $0.001 par value, 100,000,000 number of common stocks authorized, 20,000,000 shares of common stocks issued and outstanding as of September 30, 2025, and December 31, 2024, respectively. *	20,000	20,000
Additional paid-in capital	2,774,944	2,774,944
Retained earnings	(3,405,479)	(1,827,554)
TOTAL MEMBERS’ EQUITY	(610,535)	967,390

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$32,613,883	$31,635,740

OFF THE HOOK YS, INC.

Condensed Consolidated Statements of Income

($ in thousands, except share and per share data)

	For the three months ended September 30,		For the nine months ended September 30,
	2025	2024	2025	2024

Revenues	$24,005,345	$25,865,198	$82,592,188	$69,225,871
Cost of revenues	20,975,546	22,963,223	74,218,978	62,296,256
Gross profit	3,029,799	2,901,975	8,373,210	6,929,615

Operating expenses:
Depreciation and amortization	87,162	68,760	210,372	206,787
Selling, general and administrative	617,396	256,616	1,441,248	1,053,275
Advertising and marketing	220,851	95,202	597,506	314,081
Professional services	68,892	119,793	170,372	288,375
Salaries and wages	1,513,401	941,514	3,113,964	2,148,143
Rent expenses	211,689	126,459	596,250	313,514
Total operating expenses	2,719,391	1,608,344	6,129,712	4,324,175

Income from operations	310,408	1,293,631	2,243,498	2,605,440

Other expenses:
Interest expense, net	(500,360)	(404,281)	(1,616,872)	(1,205,638)
Other income	123,286	71,118	150,323	272,672
Total expenses	(377,074)	(333,163)	(1,466,549)	(932,966)

Net Income (loss)	$(66,666)	$960,468	$776,949	$1,672,474

Basic and diluted net income per membership shares	$(0.003)	$0.048	$0.039	$0.084
Basic and diluted weighted average membership shares outstanding	20,000,000	20,000,000	20,000,000	20,000,000

*Par value of common stocks, additional paid-in capital and share data have been retrospectively restated to give effect to the reorganization that is discussed in Note 1.

OFF THE HOOK YS, INC.

Condensed Consolidated Statements of Cash Flows

($ in thousands, except share and per share data)

	For the nine months ended September 30,
	2025	2024

Cash flows from operating activities:
Net income	$776,949	$1,672,474
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	210,372	206,787
Imputed interest	-	10,688
Changes in operating assets and liabilities:
Accounts receivable	(140,083)	(87,820)
Private label receivable	190,492	990,516
Other receivable	(1,174)	(16,363)
Inventory	(1,422,561)	(5,553,367)
Prepaid expense	107,435	(217,016)
Other current assets	472,284	(779,428)
Due from related parties	11,313	(13,991)
Right-of-use assets	357,930	167,587
Accounts payable	(335,488)	151,937
Accrued liabilities	11,920	(92,090)
Customer deposits	(659,686)	105,202
Other current liabilities	103,084	505,008
Lease liabilities	(347,023)	(157,846)

Net cash used in operating activities	(664,236)	(3,107,722)

Cash flows from investing activities:
Purchase of fixed assets	(202,930)	(47,220)
Acquisition of intangible assets	(150,000)	-

Net cash used in investing activities	(352,930)	(47,220)

Cash flows from financing activities:
Proceeds from line of credit	79,732	1,311,612
Payment to line of credit	(70,450)	(592,440)
Member distribution	(2,354,874)	(835,111)
Proceed from short-term loan payable	-	108,855
Payment to short-term loan payable	-	(70,000)
Proceed from floorplan notes payables	55,264,450	32,232,333
Payment to floor plan notes payable	(52,381,211)	(26,474,162)
Proceed from long-term debt	59,428	311,748
Payment to long-term debt	(138,946)	(364,633)
Proceeds from related party debts	12,020	1,336,455
Repayments on related party debts	(112,545)	(1,753,157)

Net cash provided by financing activities	357,604	5,211,500

Net change in cash	(659,562)	2,056,558

Cash and cash equivalents, beginning of period	$2,927,126	1,654,631

Cash and cash equivalents, end of period	$2,267,564	$3,711,189

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	1,617,156	1,194,950

NON-CASH INVESTING AND FINANCING ACTIVITIES
Establishment of ROU assets and liabilities	$720,783	$1,498,815
Stock consideration recorded as contingent liability for assets acquisition	$350,000	$-

Non-GAAP Financial Information

To supplement OTH’s financial information presented in accordance with generally accepted accounting principles in the United States of America, or GAAP, OTH presents certain financial measures that are not prepared in accordance with GAAP including adjusted EBITDA. These non-GAAP financial measures, which are defined below, should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies.

OTH is presenting these non-GAAP financial measures to assist investors in seeing OTH’s operating results through the eyes of management and because OTH’s believes that these measures provide a useful tool for investors to use in assessing OTH’s operating performance against prior period operating results and against business objectives. OTH uses the non-GAAP financial measures in evaluating its operating results and for financial and operational decision-making purposes.

The accompanying tables provide more detail on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures described above and the related reconciliations between these financial measures.

Adjusted EBITDA

We define and calculate adjusted EBITDA as GAAP net income (loss) before interest income or expense, income tax (benefit) expense, depreciation and amortization, and further adjusted for the items as described in the reconciliation below. We believe this information will be useful for investors to facilitate comparisons of our operating performance and better identify trends in our business.

Adjusted EBITDA excludes certain expenses that are required to be presented in accordance with GAAP because management believes they are non-core to our regular business. These include, but are not limited to the following:

●	non-cash expenses, such as depreciation and amortization and stock-based compensation,

●	interest expense and income tax expense or benefit; and

The following tables present a reconciliation of adjusted EBITDA to our net (loss) income, which is the most directly comparable GAAP measure for the periods presented.

	For the three months ended September 30,		For the nine months ended September 30,
	2025	2024	2025	2024
Net (loss) income	$(66,666)	$960,468	$776,949	$1,672,474
Interest expense, net	500,360	404,281	1,616,872	1,205,638
Depreciation and amortization	87,162	68,760	210,372	206,787
Adjusted EBITDA	$520,856	$1,433,509	$2,604,193	$3,084,899